EXHIBIT 99.2

Conmed, Incorporated

Condensed Financial Report
(Unaudited)

September 30, 2006

Contents

Financial Statements
Condensed Balance Sheets (Unaudited)	1
Condensed Statements of Income (Unaudited)	2
Condensed Statements of Cash Flows (Unaudited)	3
Notes to Condensed Financial Statements (Unaudited)	4 - 5

Conmed, Incorporated

Condensed Balance Sheets
September 30, 2006 and December 31, 2005

	September 30,	December 31,
	2006	2005
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$564,032	$487,029
Accounts receivable	1,092,885	547,250
Prepaid expenses	151,137	100,973

Total current assets	1,808,054	1,135,252

PROPERTY AND EQUIPMENT, net	46,601	123,492

OTHER ASSETS
Other	2,424	2,424
Deposit	137,742	-
Total other assets	140,166	2,424

	$1,994,821	$1,261,168

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,001,773	$475,284
Accrued expenses	739,940	437,131
Deferred revenue	91,381	112,998
Notes payable, current portion	7,220	17,200

Total current liabilities	1,840,314	1,042,613

NOTES PAYABLE, LONG-TERM	15,108	54,618

STOCKHOLDERS’ EQUITY
Common stock, no par value, 1,000 shares authorized and issued	300	300
Retained earnings	139,099	163,637
	139,399	163,937

	$1,994,821	$1,261,168

See Notes to Unaudited Condensed Financial Statements.

Conmed, Incorporated

Condensed Statements of Income (Unaudited)
Nine Months Ended September 30, 2006 and 2005

	2006	2005

Revenue	$11,117,051	$8,255,161

Operating expenses:
Salaries and employee benefits	6,421,376	4,752,434
Lab fees and medical supplies	3,140,173	2,120,739
Other operating expenses	1,198,318	782,155
Total operating expenses	10,759,867	7,655,328

Interest expense	6,722	2,058

Net income	$350,462	$597,775

Basic earnings per share	$350.46	$597.78

Diluted Earnings Per Share	$350.46	$597.78

Weighted average shares outstanding	1,000	1,000

See Notes to Unaudited Condensed Financial Statements.

Conmed, Incorporated

Condensed Statements of Cash Flows (Unaudited)
Nine Months Ended September 30, 2006 and 2005

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$350,462	$597,775
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	33,322	29,768
Loss on disposal of property and equipment	9,734	-
Changes in working capital components:
(Increase) in accounts receivables	(545,635)	(543,647)
(Increase) in prepaid expenses	(50,164)	(82,005)
(Increase) in deposits	(137,742)	-
Increase in accounts payable	526,489	698,026
Increase in accrued expenses	302,809	207,840
Increase (decrease) in deferred revenue	(21,617)	164,481
Net cash provided by operating activities	467,658	1,072,238

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(19,787)	(67,529)
Proceeds from sale of property and equipment	28,000	-
Net cash provided by (used in) investing activities	8,213	(67,529)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on line of credit	400,000	-
Payments on line of credit	(400,000)	-
Payments on loans payable	(23,868)	(12,147)
Distributions to stockholders	(375,000)	(372,000)
Net cash (used in) financing activities	(398,868)	(384,147)

Net increase in cash	77,003	620,562

CASH
Beginning	487,029	44,461
Ending	$564,032	$665,023

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION, cash payments for interest	$6,721	$2,058

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
FINANCING ACTIVITIES
Fixed asset exchanged for extinguishment long term debt	$25,622	$-

See Notes to Unaudited Condensed Financial Statements.

Conmed, Incorporated

Notes to Condensed Financial Statements (Unaudited)

Note 1.	Basis of Presentation

The accompanying unaudited interim condensed financial statements as of September 30, 2006 and 2005 have been prepared in accordance with generally accepted accounting principles (GAAP). Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements.

In the opinion of management, the accompanying unaudited condensed financial statements as of September 30, 2006 and 2005 and for the nine month periods ended September 30, 2006 and 2005 contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented.

Management is required to make certain estimates and assumptions which affect the amount of assets, liabilities, revenues and expenses the Company has reported and its disclosure of contingent assets and liabilities as of the date of the financial statements. The results of the interim periods are not necessarily indicative of the results for the full year.

Significant Accounting Policies:

Basic and diluted loss per share: The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 128, Earnings per Share, which requires the Company to present basic and diluted income (loss) per share amounts. Basic loss per share is based on the weighted average number of common shares outstanding during the period. Diluted income (loss) per share is based on the weighted average number of common shares and dilutive potential common shares outstanding during the period. Dilutive potential common shares consist of stock options and warrants (using the treasury stock method) and convertible preferred stock (using the if-converted method).

Recently issued accounting standards: In July 2006 the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. This interpretation provides that the financial statement effects of a tax position shall initially be recognized when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. This interpretation also may require additional disclosures related to tax positions taken.

The provisions of FIN 48 are effective as of the beginning of fiscal year 2007, with the cumulative effect of the change in accounting principle recorded as an adjustment to the opening balance of retained earnings. Management is currently evaluating the impact of adopting FIN 48 on the Company’s financial statements, but does not expect the adoption of this statement to be significant to the financial statements.

Note 2.	Line of Credit

The Company has a $1,000,000 line of credit which expires December 2006. Interest is paid monthly at the prime rate as listed in The Wall Street Journal plus .5% per annum (8.75% at September 30, 2006). In addition, the Company has $500,000 available for letters of credit, which reduces the amount available on the line of credit. The outstanding balance is due on demand and is guaranteed by the Company’s stockholders and spouses. The line of credit is collateralized by the accounts receivable of the Company. In addition, the line of credit has certain financial and other covenants which the Company must meet to maintain the credit facility. There were no borrowings, respectively on the line of credit at September 30, 2006 and 2005.

Conmed, Incorporated

Notes to Condensed Financial Statements (Unaudited)

Note 3.	401(k) Plan

The Company has a 401(k) plan for the benefit of substantially all the employees. The contributions to the plan include employee voluntary salary reductions, which can be no greater than the maximum deduction allowable for federal income tax reporting purposes. The Company provides a safe harbor matching contribution of each participant’s contribution up to 4% of eligible compensation. The Company also can provide a profit sharing contribution at its discretion. Expenses related to this plan totaled approximately $58,000 and $41,000 for the nine months ended September 30, 2006 and 2005, respectively.

Note 4.	Welfare Benefit Plan

During 2003, the Company adopted a single employer welfare benefit plan providing death benefits for certain key employees based on a levelized term rate over the term of their expected working years, funded through three life insurance contracts. The Company makes annual contributions to these policies which are owned by the key employees who are also the beneficiaries. For the nine months ended September 30, 2006 and 2005, approximately $174,000 was expended.

Note 5.	Stock Purchase Agreement

On August 2, 2006, Pace Health Management Systems, Inc., an Iowa corporation (Pace) entered into a Stock Purchase Agreement (Agreement) with ConMed, Inc., a Maryland corporation (ConMed) and certain stockholders of ConMed (the ConMed Stockholders), pursuant to which Pace will purchase all the issued and outstanding capital stock of ConMed from the ConMed Stockholders (the “Acquisition”). Following completion of the Acquisition, ConMed will effectively become the operating public company.

As consideration in full for the sale of the Conmed capital stock, Pace will pay to the Conmed stockholders an aggregate of $10,000,000 consisting of (i) $8,000,000 in cash, minus the Additional Cash Deposit (as defined below) and (ii) 8,000 shares of Pace’s Series C Convertible Preferred Stock (convertible into 800,000 post-split shares of Pace’s common stock, no par value).

Pace paid to Conmed a nonrefundable cash deposit of $250,000 upon execution of the Agreement, which was released to the Conmed stockholders due to the expiration of the original offering period of October 31, 2006. Thereafter, an amendment to the Stock Purchase Agreement was executed on January ____, 2007 to extend the closing date to January 31, 2007. As a result of such extension, and upon execution of such amendment, Pace paid to Conmed an additional nonrefundable cash deposit of $250,000, which is being held in escrow; provided, however, that such amount shall be released from escrow and returned to Pace in the event Conmed and the Conmed stockholders fail to fully satisfy the closing conditions and any other required obligations under the Agreement. In the event the closing of the Transaction is consummated on or before January 31, 2007, the Additional Cash Deposit shall be deducted from the $8,000,000 cash payment owed to the Conmed stockholders at the closing of the Transaction.

Notwithstanding anything to the contrary, in the event the closing of the Stock Purchase transaction does not occur by January 31, 2007, unless the parties agree otherwise, the Agreement shall, among other things, become null and void.